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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT


THE BOARD OF DIRECTORS
ENVIRO-CLEAN OF AMERICA, INC.


     We hereby consent to incorporation by reference in the Registration Statement on Form S-8 of Enviro-Clean of America, Inc. of our report dated March 11, 2000, except for the first and second paragraphs of Note 12 as to which the date is April 1, 2000, related to the consolidated balance sheet of Enviro-Clean of America, Inc. and Subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-KSB of Enviro-Clean of America, Inc.



                              /s / Goldstein Golub, Kessler L.L.P.
                              ------------------------------------
                              Goldstein Golub Kessler LLP

May 10, 2000
New York, New York